Exhibit 32.2

Certification of Principal Accounting Officer

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-QSB for the quarter ended June 30, 2006 of Gamma Pharmaceuticals Inc. (the “Company”).

I, Joseph Cunningham, the Chief Financial Officer of the Company certify that to the best of my knowledge:

(i)	the Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2007

By:	/S/ Joseph Cunningham
Chief Financial Officer (Principal Executive Officer)